Exhibit 99.1
DigitalOcean Acquires Paperspace to Expand AI Offerings
Paperspace’s high-performance GPU tooling enables small and medium-sized businesses around the globe to test, build, and scale AI models in the cloud

NEW YORK, July 6, 2023 – DigitalOcean Holdings, Inc. (NYSE:DOCN), the cloud for small and medium-sized businesses (SMBs) and startups, has acquired Paperspace, a leading provider of cloud infrastructure as a service for highly scalable applications leveraging graphics processing units (GPUs). The acquisition and integration of Paperspace’s advanced technology into the DigitalOcean platform will extend DigitalOcean’s offerings, enabling customers to more easily test, develop and deploy artificial intelligence and machine learning (AI/ML) applications, augment and enhance existing AI/ML applications and utilize GPUs in ways that have predominantly been the domain of large enterprises.

The increasing demand for AI/ML cloud solutions makes Paperspace’s GPU-powered infrastructure and AI/ML focused software stack valuable additions to DigitalOcean’s portfolio. Like DigitalOcean’s approach to the cloud, Paperspace simplifies the AI/ML experience, enabling easy and cost-effective experimentation and production across various AI/ML use cases, such as generative media, text analysis and natural language understanding, recommendation engines, image classification and many others.

The acquisition benefits both organizations’ customers. Paperspace’s customers will now have access to a broader cloud services platform. Paperspace customers will also gain access to DigitalOcean’s extensive documentation, tutorials and support system to assist them in their journey to build and deploy AI applications. DigitalOcean customers exploring or already building AI/ML applications will now be able to leverage GPUs alongside their CPU workloads. Together, DigitalOcean and Paperspace will provide smaller businesses and startups with a comprehensive suite of cloud offerings, advanced networking, and the flexibility to harness both GPU and CPU capabilities as AI/ML technologies evolve and demand increases.

“We are excited to expand our portfolio tailored to the world’s SMBs and startups with simplified AI/ML offerings,” said Yancey Spruill, CEO of DigitalOcean. “This acquisition marks a significant milestone in DigitalOcean's journey to revolutionize how SMBs and startups harness the power of the cloud and AI/ML for their applications and businesses. The combined offerings allow customers to focus more on building applications and growing their businesses and less on the infrastructure powering them.”

Paperspace will benefit from DigitalOcean’s highly effective self-serve model and efficient go-to-market strategy. The acquisition expands DigitalOcean’s serviceable market and presents cross-sell and upsell opportunities for both entities, leveraging DigitalOcean's mature platform, efficient marketing engine and its extensive customer base to drive growth.

“DigitalOcean is renowned for simplifying complex cloud technologies and making them more accessible to developers and business alike,” said Dillon Erb, Co-founder and CEO of Paperspace. “We are thrilled to join forces with DigitalOcean, as we believe there is no better company to unlock the endless possibilities of AI/Ml for developers and businesses alike.”

Importantly, the alignment in organizational history and culture between DigitalOcean and Paperspace will ensure a smooth integration process and a collaborative work environment. The two companies’ shared values and commitment to customer success will continue to foster innovation, enhance customer experiences, and reinforce both entities as industry leaders in cloud computing.

Transaction Terms
Under the terms of the transaction, DigitalOcean acquired Paperspace for $111 million in cash. The acquisition is expected to have an immaterial impact on 2023 financial results. “Paperspace is a rapidly growing business with leading edge technology that significantly accelerates our AI/ML capabilities. We expect it to enhance our revenue growth in 2024 and beyond and we will invest commensurately to further accelerate its growth and take full advantage of this tremendous emerging market opportunity,” said Matt Steinfort, DigitalOcean’s CFO. On its Q2

Exhibit 99.1
2023 earnings call on August 3, 2023, DigitalOcean will share more details on the strategic benefits of the acquisition and update the Company’s financial outlook for 2023.

About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.

About Paperspace
Paperspace is a cloud platform for building and scaling AI applications. Paperspace customer use-cases include deploying LLMs, fine-tuning Foundation Models, building the next ChatGPT, harnessing generative media, and many more. Tens of thousands of individuals and businesses use Paperspace to explore new models with Notebooks, automate training with Workflows, and bring their applications to life with Deployments.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including those factors contained in the “Risk Factors” section of our SEC filings. It is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur.

Media
Spencer Anopol
press@digitalocean.com

Investors
Rob Bradley
investors@digitalocean.com